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                                                                      Exhibit 16


                       [LETTERHEAD OF SMITH & COMPANY]

January 25, 2000

Mr. Tomas G. Wilmot, President
Skynet Telematics, Inc.
Link House, 259 City Road
London, England EC1V 1JE

Dear Mr. Wilmot:

This is to confirm that the client-auditor relationship between Skynet Telematics, Inc. (SEC File No. 33-55254-39) and Smith & Company has ceased, effective January 19, 2000. This will also confirm that we have read Skynet's Form 8-K dated January 25, 2000 and agree with the statements disclosed in
Item 4 thereof.

Very truly yours,


Smith & Company


/s/ William R. Denney

By: William R. Denney


cc: SECPS LETTER FILE
    U.S. SECURITIES & EXCHANGE COMMISSION
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